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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Diamond Technology Partners Incorporated:

   We consent to the use of our report included herein and the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

Chicago, Illinois
February 16, 2000